UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2011

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Integral Systems, Inc. (the “Company”) was held on February 16, 2011. At the Annual Meeting:

1.	Three persons were elected to serve as directors of the Company;

2.	The compensation of the Company’s named executive officers was approved in a non-binding vote;

3.	The proposal to conduct future non-binding stockholder votes to approve the compensation of the Company’s named executive officers each year (annually) was approved in a non-binding vote; and

4.	The action by the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year was ratified in a non-binding vote.

Set forth below are the number of votes cast for or against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, except for the third matter listed above, as to which the number of votes cast for one year, two years and three years, as well as the number of abstentions and broker non-votes, are set forth.

1.	Election of Directors

Nominee	For	Withhold	Broker Non-Votes
Brian R. Kahn	13,594,201	37,884	2,789,281
Melvin L. Keating	13,585,896	46,189	2,789,281
Thomas S. Moorman, Jr.	9,449,151	4,182,934	2,789,281

2.	Non-Binding Vote on Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
13,274,154	354,028	3,904	2,789,280

3.	Non-Binding Vote on Frequency of Future Non-Binding Votes on Named Executive Officer Compensation

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
11,592,735	89,020	1,940,702	9,628	2,789,281

4.	Non-Binding Vote to Ratify Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
16,329,148	84,178	8,040	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: February 23, 2011	By:	/s/ R. Miller Adams
	Name:	R. Miller Adams
	Title:	General Counsel, Executive Vice President for Corporate Affairs and Corporate Secretary